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                                  Exhibit 11(a)

                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                                  [LETTERHEAD]


                                 April 28, 1997



Alexander Hamilton Variable Insurance Trust
32991 Hamilton Court
Farmington Hills, MI  48334

Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                   By:  /s/ Frederick R. Bellamy
                                        ----------------------------------------
                                        Frederick R. Bellamy